Exhibit 31.01

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO RULE 13a-14

I, David N. Pierce, certify that:

1.           I have reviewed this annual report on Form 10-K/A, Amendment No. 2, of FX Energy, Inc.; and

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

3.           [omitted]

4.           [omitted]

5.           [omitted]

Dated: April 30, 2010

/s/ David N. Pierce
David N. Pierce
Chief Executive Officer